                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              CITY NATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[X]  Fee paid previously with preliminary materials.


[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           CITY NATIONAL CORPORATION
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 888-6000


                                 March 14, 1996

Dear Stockholder:

  You are cordially invited to attend the 1996 Annual Meeting of Stockholders of City National Corporation, which will be held at 4:30 P.M., on Tuesday, April 16, 1996, at the offices of City National Bank, 400 North Roxbury Drive, Beverly Hills, California.

  The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

  WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

  The vote of every stockholder is important and your cooperation in returning your executed proxy promptly will be appreciated. Each proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

  We appreciate your continuing support, and look forward to seeing you on April 16.

                                   Sincerely,



/s/ BRAM GOLDSMITH                        /s/ RUSSELL GOLDSMITH

BRAM GOLDSMITH                            RUSSELL GOLDSMITH

Chairman of the Board                     Vice Chairman and Chief Executive
                                          Officer

                           CITY NATIONAL CORPORATION
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                           TELEPHONE (310) 888-6000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders:

  NOTICE IS HEREBY GIVEN that, pursuant to call of its Board of Directors, the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION will be held on Tuesday, the 16th day of April, 1996, at 4:30 P.M., at the offices of City National Bank, 400 N. Roxbury Drive, Beverly Hills, California, for the purpose of considering and voting upon the following matters:

    1. Election of Directors. The election of the 11 persons listed in the enclosed Proxy Statement to serve as directors for terms of from one to three years (if proposal 2, below, is adopted) or one year (if proposal 2, below, is not adopted);

    2. Amendment to Certificate of Incorporation: Board of Directors. The amendment and restatement of the City National Corporation Certificate of Incorporation to add Article NINTH providing for a classified Board of Directors, with staggered terms, consisting of a maximum of 14 and a minimum of 5 directors.

    3. Amendment to Certificate of Incorporation: Director
  Indemnification. The amendment and restatement of the City National Corporation Certificate of Incorporation to revise Article SEVENTH relating to the indemnification of directors and officers by City National Corporation.

    4. Other Business. The transaction of such other business as may properly come before such meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 1, 1996, as the record date for the determination of stockholders entitled to notice of the Annual Meeting and to vote at the meeting or any adjournments thereof.

                                       By Order of the Board of Directors

                                       RICHARD H. SHEEHAN, JR.
                                       Secretary

March 14, 1996

                           CITY NATIONAL CORPORATION
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                           TELEPHONE (310) 888-6000

               ANNUAL MEETING OF STOCKHOLDERS ON APRIL 16, 1996

                               ----------------

                                PROXY STATEMENT

To the Stockholders:

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CITY NATIONAL CORPORATION (herein called the "Corporation") to be voted at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 16, 1996, at 4:30 P.M. as set forth in the foregoing Notice of Annual Meeting. This Proxy Statement and proxy are first being mailed to stockholders on approximately March 14, 1996.

  All proxies on the enclosed form which are properly executed and returned to the Corporation will be voted as provided therein at the Annual Meeting or any adjournments thereof. A stockholder executing and returning a proxy may revoke it at any time before it has been exercised by filing with the Secretary of the Corporation a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

  The Corporation's management does not know of any matters to be brought before the meeting other than the election of directors and the proposed amendments to, and restatement of, the Corporation's Certificate of Incorporation. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their judgment on such matters.

  Officers and employees of the Corporation may request the return of proxies by mail, telephone, telegraph or in person, for which they will receive no special compensation. The Corporation will bear all expenses of the preparation, printing and use of proxy soliciting materials. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies. The Corporation will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners. The Corporation may, in its discretion, retain the services of Georgeson & Company, Inc., to assist in soliciting proxies from stockholders and brokers, banks and other institutions, nominees and fiduciaries for a fee estimated to be $12,000, in addition to out-of-pocket expenses.

  The Corporation's Annual Report for its fiscal year ended December 31, 1995, is being distributed to stockholders concurrently herewith but is not to be deemed any part of the materials for the solicitation of proxies.

     RECORD DATE, NUMBER OF SHARES OUTSTANDING AND VOTING RIGHTS; SECURITY
                    OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The securities of the Corporation entitled to be voted at the meeting consist of common stock, $1.00 par value, of which 44,498,901 shares were outstanding as of March 1, 1996. Only holders of common stock of record at the close of business on that date will be entitled to vote at the meeting. Each stockholder is entitled to one vote for each share held, and stockholders may not cumulate their votes. Stockholders holding a majority of the outstanding shares of the Corporation's common stock must be present at the Annual Meeting of Stockholders, either in person or by proxy, in order to establish a quorum for the transaction of business at the meeting. The 11 nominees receiving the greatest number of votes cast in person or by proxy will be elected to serve as directors. All other matters must be approved by the vote of a majority of the shares present at the meeting in person or by proxy. Abstentions will be treated as votes present at the meeting but voting against such matters. Broker non-votes (ballots cast by brokers who, with respect to the particular matter, have received no voting instructions from the beneficial holder of the shares and do not have discretion to vote in the absence of such instructions) will be treated as votes not present at the meeting with respect to such matters and will have no effect.

  The following table sets forth information as of March 1, 1996, concerning the only beneficial owners of record or known to management of more than 5% of the Corporation's outstanding shares of common stock, $1.00 par value:

                                                 AMOUNT AND NATURE
                                                        OF
                                                    BENEFICIAL
                                                     OWNERSHIP
                                                ----------------------
           NAME AND ADDRESS OF                   AMOUNT      NATURE OF PERCENT
             BENEFICIAL OWNER                     HELD       HOLDINGS  OF CLASS
           -------------------                  ---------    --------- --------
   Bram Goldsmith Group                         6,943,749                 15%
   400 North Roxbury Drive
   Beverly Hills, CA 90210
    Goldsmith Family Partnership(1)             4,654,408       AC
    Bram and Elaine Goldsmith, Trustees of      1,511,030       AC
    the Bram and Elaine Goldsmith Family Trust
    Elaine and Bram Goldsmith, Trustees of        567,989       AC
    the Elaine Goldsmith Revocable Trust
    Bram Goldsmith                                 40,602(2)    BDE
    Goldsmith Family Foundation                   169,720(3)    ACE

--------
(A) Possesses sole voting power.

(B) Possesses shared voting power.

(C) Possesses sole investment power.

(D) Possesses shared investment power.

(E) Disclaims beneficial ownership.

(F) Shares as to which the listed beneficial owner has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission.

(1) Limited partnership of which the majority general partner is the Bram and Elaine Goldsmith Family Trust, and the remaining general partners are the Russell Goldsmith Trust, of which Mr. Russell Goldsmith is sole trustee, and Mr. Bruce Goldsmith.

(2) Represents Mr. Goldsmith's proportionate interest, according to his account balance, in shares held in the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan at the most recent valuation date, December 31, 1995. Fund investments are not allocated to individual participant accounts, and Mr. Goldsmith disclaims beneficial ownership thereof.

(3) Mr. Goldsmith disclaims beneficial ownership of the shares held by the Goldsmith Family Foundation, a tax-exempt charitable foundation of which Mr. Goldsmith is a director.

                             ELECTION OF DIRECTORS

  Each member of the present Board of 11 directors is also a director of City National Bank (the "Bank"), a wholly owned subsidiary of City National Corporation. The bylaws presently provide that the Board shall be composed of not less than 5 nor more than 25 directors (the exact number to be determined by resolution of the Board of Directors or by the stockholders as provided in
Article III, Section 1(b) of the bylaws, which Section is discussed below), and the Board by its resolution has fixed the number of directors to be elected at this Annual Meeting at 11. If the Classified Board Amendment is adopted by the stockholders, the Corporation's Certificate of Incorporation will provide for a Board composed of not less than 5 nor more than 14 directors, the exact number to be determined by resolution of the Board of Directors. See "AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION--Classification and Number of Directors," below.

  Article III, Section 1(b) of the Corporation's bylaws states that nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations other than by the Board of Directors must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to the first anniversary of the date of the last meeting of stockholders of the Corporation called for the election of directors. The notice must set forth (i) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation that are beneficially owned by such nominee; and (iv) such other information as would be required by the federal securities law and regulations with respect to an individual nominated by the Board of Directors.

  To comply with the above by-law provision, nominations for the 1996 Annual Stockholders Meeting by persons other than the Board of Directors should have been received on or before February 19, 1996. The Corporation did not receive any such nominations and deems such nominations to be closed.

  The persons named below will be nominated for election to serve as directors of the Corporation, and management does not intend to nominate any other persons as directors at this Annual Meeting. Accordingly, the proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named below. If one or more of such nominees should unexpectedly become unavailable for election, votes will be cast pursuant to the accompanying proxy for the election of one or more substitutes to be named by the present Board of Directors. If the Classified Board Amendment is adopted by the stockholders, Messrs. Benter and Buchalter and Mrs. Van De Kamp will be elected as Class I directors to serve until the 1997 Annual Meeting, Messrs. Bowers, Russell Goldsmith, Horwitch and Sanders will be elected as Class II directors to serve until the 1998 Annual Meeting, and Messrs. Bloch, Bram Goldsmith, Rickershauser and Ziffren will be elected as Class III directors to serve until the 1999 Annual Meeting, and, in each case, until their respective successors are elected and qualified. See "AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION--Classification and Number of Directors," below. If the Classified Board Amendment is not adopted, all directors will serve until the 1997 Annual Meeting and until their respective successors are elected and qualified.

  It is the intention of the persons named in the proxy to vote for the election of the following nominees:

                                       PRESENT PRINCIPAL
                                        OCCUPATION AND         DIRECTOR DIRECTOR OF
                                     PRINCIPAL OCCUPATION      OF BANK  CORPORATION
 NAME                         AGE DURING THE PAST FIVE YEARS    SINCE      SINCE
 ----                         --- --------------------------   -------- -----------
 GEORGE H. BENTER, JR.         54  President, City National      1992      1993
                                   Corporation, 1993 to
                                   present; President and
                                   Chief Operating Officer,
                                   City National Bank, 1992
                                   to present; Vice
                                   Chairman and Chief
                                   Credit Officer, Security
                                   Pacific National Bank,
                                   commercial bank, until
                                   1992; Director, The Wet
                                   Seal, Inc.; Director,
                                   Whittaker Corporation.
 RICHARD L. BLOCH              66  President, Pinon Farm,        1974      1979
                                   Inc., equestrian
                                   training facility;
                                   Chairman of the Board,
                                   Columbus Realty Trust,
                                   real estate investment
                                   trust, 1993 to present;
                                   Director, Cantel
                                   Industries.

                                       PRESENT PRINCIPAL
                                        OCCUPATION AND         DIRECTOR DIRECTOR OF
                                     PRINCIPAL OCCUPATION      OF BANK  CORPORATION
 NAME                         AGE DURING THE PAST FIVE YEARS    SINCE      SINCE
 ----                         --- --------------------------   -------- -----------
 MIRION P. BOWERS, M.D.        60  Physician; President and      1994      1994
                                   Chief Executive Officer,
                                   Hospital of the Good
                                   Samaritan, acute care
                                   hospital, 1992 to
                                   present; President, MPB
                                   MD, Inc., medical
                                   corporation, until 1994.
 STUART D. BUCHALTER(1)        58  Of counsel, Buchalter,        1981      1981
                                   Nemer, Fields & Younger,
                                   a Professional
                                   Corporation, law firm;
                                   Chief Executive Officer
                                   (until January 1995),
                                   Chairman of the Board
                                   (until June 1995), The
                                   Art Stores, art
                                   materials retailer;
                                   Chairman of the Board
                                   and Chief Executive
                                   Officer, Standard Brands
                                   Paint Company,
                                   manufacturer and
                                   retailer of paint, until
                                   June 1993; Director,
                                   Authentic Fitness Corp.
 BRAM GOLDSMITH(2)             73  Chief Executive Officer       1964      1969
                                   (until October 1995) and
                                   Chairman of the Board,
                                   City National
                                   Corporation; Chairman of
                                   the Board and Chief
                                   Executive Officer, City
                                   National Bank, until
                                   October 1995.
 RUSSELL GOLDSMITH(2)          46  Chief Executive Officer       1978      1979
                                   and Vice Chairman, City
                                   National Corporation,
                                   October 1995 to present;
                                   Chairman of the Board
                                   and Chief Executive
                                   Officer, City National
                                   Bank, October 1995 to
                                   present; President,
                                   Goldsmith Entertainment
                                   Company, production and
                                   media company, 1994 to
                                   1995; Consultant,
                                   Spelling Entertainment
                                   Group, Inc., television
                                   and home video company,
                                   1994 to 1995; Chairman
                                   of the Board and Chief
                                   Executive Officer,
                                   Republic Pictures
                                   Corporation,
                                   entertainment company,
                                   until 1994.
 BURTON S. HORWITCH            70  Chairman (January 1996        1978      1979
                                   to present), President
                                   and Chief Executive
                                   Officer (until January
                                   1996), Deena, Inc.,
                                   manufacturer of women's
                                   apparel.
 CHARLES E.
 RICKERSHAUSER, JR.            67  Attorney; Chairman of         1982      1982
                                   the Board, PS Group,
                                   Inc.; Director, Vons
                                   Companies, Inc.;
                                   Director, Lee
                                   Enterprises, Inc.
 EDWARD SANDERS(1)             73  Principal, Sanders,           1985      1985
                                   Barnet, Goldman, Simons
                                   & Mosk, a Professional
                                   Corporation, law firm;
                                   Director, Wyle
                                   Electronics.
 ANDREA L. VAN DE KAMP         52  Senior Vice President         1994      1994
                                   and Managing Director of
                                   West Coast Operations,
                                   Sotheby's, appraisals
                                   and auctions; Director,
                                   Jenny Craig, Inc.
 KENNETH ZIFFREN(1)            55  Senior partner, Ziffren,      1989      1989
                                   Brittenham, Branca &
                                   Fischer, law firm;
                                   Director, Spectra
                                   Vision, Inc.; Director,
                                   Marvel Entertainment
                                   Group, Inc.

-------
(1) Member of, or of counsel to, law firm (i) retained by the Corporation or its subsidiaries during the last two full fiscal years, or (ii) which may be retained in the current fiscal year. During the Corporation's 1995 fiscal year, no payments were made by the Corporation and its subsidiaries for legal services rendered by any such law firm.
(2) Mr. Russell Goldsmith is the son of Mr. Bram Goldsmith.

  On February 11, 1992, Standard Brands Paint Company ("Standard Brands Paint") and certain direct and indirect subsidiaries filed petitions in the United States District Court for the Central District of California for protection from creditors pursuant to Chapter 11 of the United States Bankruptcy Code. The plan of reorganization for Standard Brands Paint was confirmed by the Bankruptcy Court on May 14, 1993, and became effective June 15, 1993. Mr. Stuart D. Buchalter, a director of the Corporation, was Chief Executive Officer and a director of Standard Brands Paint prior to June 15, 1993. In addition, the Bank serves as trustee of certain benefit plans for the employees of Standard Brands Paint and its subsidiaries.

  The Boards of Directors of the Corporation and the Bank each have a Compensation and Directors Nominating Committee, each of which is composed of Messrs. Stuart D. Buchalter and Charles E. Rickershauser, Jr. The Committees, which met jointly 8 times in 1995, act upon matters of compensation and select and nominate candidates for positions on the Corporation's and Bank's Boards of Directors.

  The Audit Committee of the Corporation and the Audit and Examining Committee of the Bank are each composed of Messrs. Stuart D. Buchalter, Richard L. Bloch and Kenneth Ziffren, all of whom are directors of the Bank and the Corporation. The Audit Committee of the Corporation monitors significant accounting policies, approves services rendered by the auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services. The Audit and Examining Committee of the Bank periodically reviews asset quality, credit loss reserves, regulatory compliance and internal audit functions of the Bank. These committees met jointly 15 times in 1995.

  During 1995, the Corporation's Board of Directors held 13 meetings. With the exception of Mr. Richard L. Bloch, none of the directors was present at fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served (during the periods he or she served).

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  No direct compensation was paid by the Corporation to any of its executive officers in 1995, except pursuant to the Profit Sharing Plan and the 1985 Stock Option Plan. Instead, the executive officers of the Corporation, all of whom are employees of the Bank, were compensated by the Bank and receive benefits under various employee benefit plans of the Bank.

  The following information is furnished with respect to (i) Messrs. Bram Goldsmith and Russell Goldsmith, each of whom served as chief executive officer of the Corporation during 1995, (ii) each of the other four most highly compensated executive officers of the Corporation (including officers of the Bank who may be deemed to be executive officers of the Corporation), in each case at December 31, 1995, and (iii) Mr. Steven D. Broidy, who resigned as an executive officer of the Corporation effective November 14, 1995 (the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                                              COMPENSATION(1)
                     ANNUAL COMPENSATION                          AWARDS
     -------------------------------------------------------- ---------------
                                                                SECURITIES
                                                       OTHER    UNDERLYING
          NAME AND                                     ANNUAL    OPTIONS/     ALL OTHER
     PRINCIPAL POSITION    YEAR    SALARY      BONUS   COMP.      SARS(2)       COMP.
     ------------------   ------- --------    -------- ------ --------------- ---------
Russell Goldsmith         1995(3) $112,500(4) $ 48,125  (5)       350,324          -0-
Vice Chairman and Chief   1994(3)      N/A         N/A  N/A           N/A          N/A
Executive Officer,        1993(3)      N/A         N/A  N/A           N/A          N/A
City National
Corporation; Chairman of
the Board and Chief
Executive Officer,
City National Bank

Bram Goldsmith            1995(6) $540,000    $297,000  (5)           -0-     $ 17,549(7)
Chairman of the Board,    1994    $540,000    $270,000  (5)           -0-     $ 14,176(7)
City National             1993    $540,000         -0-  (5)           -0-     $    899(7)
Corporation

George H. Benter, Jr.     1995    $300,000    $168,875  (5)        50,000     $ 17,401(7)
President, City National  1994    $300,000    $150,000  (5)           -0-     $ 14,003(7)
Corporation;              1993    $300,000         -0-  (5)        75,000     $    600(7)
President & Chief
Operating Officer,
City National Bank

Frank P. Pekny            1995    $250,000    $145,250  (5)        50,000     $ 17,363(7)
Executive Vice            1994    $240,000    $120,000  (5)           -0-     $ 13,543(7)
President,                1993    $240,000         -0-  (5)        56,393     $    240(7)
Chief Financial Officer
& Treasurer,
City National
Corporation;
Vice Chairman, Chief
Financial Officer and
Treasurer, City National
Bank

Robert A. Moore           1995    $160,000    $ 67,000  (5)        10,000     $ 16,853(7)
Executive Vice            1994    $160,000    $ 48,000  (5)           -0-     $ 13,477(7)
President,                1993    $160,000         -0-  (5)        45,902     $    320(7)
Credit Services, City
National Bank

Richard H. Sheehan, Jr.   1995    $180,000    $ 54,000  (5)         5,500     $ 10,179(7)
Senior Vice President,    1994(8) $134,423    $ 36,000  (5)         8,000          -0-
General Counsel &         1993(8)      N/A         N/A  N/A           N/A          N/A
Secretary,
City National
Corporation & City
National Bank

Steven D. Broidy(9)       1995(9) $261,356    $165,000  (5)        50,000     $325,161(10)
                          1994    $300,000    $150,000  (5)           -0-     $ 14,003(7)
                          1993    $300,000         -0-  (5)        75,000     $    600(7)

--------

 (1) The Corporation did not award restricted stock or pay out amounts pursuant to any long-term incentive plan, as defined in the federal proxy rules, during the period shown.

 (2) As adjusted pursuant to anti-dilution provisions of the Corporation's 1985 Stock Option Plan for the Corporation's rights offering in May 1993, where applicable.

 (3) Employment commenced on October 16, 1995. Not employed by the Corporation, the Bank or any other subsidiary of the Corporation at any time during 1993 or 1994.

 (4) Includes $25,000 accrued as fees for attendance of meetings of the Bank's Board of Directors and committees before October 16, 1995.

 (5) Aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus reported in preceding columns.

 (6) Resigned as Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank, effective October 16, 1995.

 (7) Bank contribution to Profit Sharing Plan allocable to the Named Officer, including any matching contribution to deferred compensation feature of the Plan under Section 401(k) of the Internal Revenue Code.

 (8) Employment commenced on April 4, 1994. Not employed by the Corporation, the Bank or any other subsidiary of the Corporation at any time during 1993.

 (9) Resigned as Vice Chairman of City National Corporation and Vice Chairman and Chief Administrative Officer of City National Bank, effective November 14, 1995.

(10) Includes $324,330 accrued and payable pursuant to the Separation Agreement between Mr. Broidy and the Bank (see "Employment Contracts and Termination of Employment and Change-In-Control Arrangements--Steven D. Broidy Agreement," below), and $831 contributed by the Bank to the Profit Sharing Plan as a matching Section 401k contribution, as set forth in note (6), above. Of the total amount accrued pursuant to the Separation Agreement, $40,644 was paid in 1995, with the balance paid or payable in 1996.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  Bram Goldsmith Agreement In March 1995, the Bank entered into an Employment
  ------------------------
Agreement (the "Bram Goldsmith Agreement") with Mr. Bram Goldsmith pursuant to which he has served and will continue to serve as an officer of the Bank from May 15, 1995, to May 14, 1998. Mr. Goldsmith served as Chairman of the Board and Chief Executive Officer of the Bank and the Corporation until October 16, 1995, when he resigned as Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank. Mr. Goldsmith had previously been employed by the Bank as its Chairman of the Board and Chief Executive Officer for consecutive five-year periods which commenced in 1975. The Bram Goldsmith Agreement provides for an annual salary of $590,000, as well as an annual incentive bonus, which bonus shall be no less a percentage of Mr. Goldsmith's annual salary than the percentage used to calculate the bonus to any other member of executive management of the Bank. A bonus of $297,000 was paid to Mr. Goldsmith in 1996 with respect to 1995. The Bram Goldsmith Agreement provides for split dollar life insurance on the joint lives of Mr. Goldsmith and Mrs. Elaine Goldsmith in the amount of $7,000,000, the premium for which was fully paid in 1990. There is no arrangement or understanding, whether formal or informal, that Mr. Goldsmith has or will receive or be allocated an interest in the cash surrender value of the insurance policy.

  The Bram Goldsmith Agreement also provides that if a "change of control" takes place with respect to the Bank, Mr. Goldsmith may terminate such Agreement but remain entitled to receive all compensation payable for the balance of the term as if it had not been terminated, subject to certain limitations. For this purpose, a "change of control" is deemed to have occurred if any person other than Mr. Goldsmith or the Corporation's Profit Sharing Plan acquires beneficial ownership of more than 20% of the outstanding voting securities of the Corporation, excluding securities purchased directly from Mr. Goldsmith. The Bram Goldsmith Agreement also provides that in the event CNB terminates Mr. Goldsmith's employment without good cause, Mr. Goldsmith will be entitled to receive all compensation payable for the balance of the term as if it had not been terminated. For this purpose, "good cause" consists of only a conviction of a crime directly related to Mr. Goldsmith's employment, a conviction of a felony involving moral turpitude, willful and gross mismanagement of the Bank's business and affairs, or breach of any material provision of the Bram Goldsmith Agreement. If Mr. Goldsmith's employment is terminated because of injury, physical or mental illness, he will receive all compensation payable for the balance of the term as if it had not been terminated, less any amount paid in lieu of salary under any private or governmental insurance program, and if he dies, the lesser of his annual salary for the balance of the term or two years annual salary will be paid to his wife, if she is living, or his Revocable Living Trust, if she is not. At the request of either Mr. Goldsmith or the Bank, any dispute relating to the Bram Goldsmith Agreement will be resolved through binding arbitration.

  Russell Goldsmith Agreement On October 16, 1996, the Bank entered into an
  ---------------------------
Employment Agreement (the "Russell Goldsmith Agreement") with Mr. Russell Goldsmith, pursuant to which he became Chairman of the Board and Chief Executive Officer of the Bank and Vice Chairman and Chief Executive Officer of the Corporation. The Russell Goldsmith Agreement will remain in effect until October 15, 1998. The Russell Goldsmith Agreement provides for an annual salary of $420,000 for the first year, $450,000 for the second year and $480,000 for the third year, as well as an annual incentive bonus, which bonus shall be no less a percentage of Mr. Goldsmith's annual salary than the percentage used to calculate the bonus to any other member of executive management of the Bank. A pro-rated bonus of $48,125 was paid to Mr. Goldsmith in 1996 with respect to the portion of 1995 during which he served as an officer of the Bank.

  The Russell Goldsmith Agreement further provides for the grant of a stock option (which is not an Incentive Stock Option) for 350,000 shares of the Corporation's common stock at an exercise price of $13.375 per share (the fair market value on October 16, 1996). The option was immediately exercisable as to 116,667 shares, will become exercisable as to an additional 116,667 shares on October 16, 1997, and as to the remaining 116,666 shares on October 16, 1998, and will expire on October 15, 2006. Although issued under the 1985 Stock Option Plan, the option contains provisions relating to adjustment in the event of certain corporate transactions and vesting upon the occurrence of a Change in Control Event that are materially identical to the 1995 Omnibus Plan. See "1995 Omnibus Plan," below.

  The Russell Goldsmith Agreement also provides that if a "change of control" takes place with respect to the Bank, Mr. Goldsmith may terminate such Agreement for "good reason" and remain entitled to receive his then base compensation and reimbursement for medical and health insurance premiums, subject to certain limitations, for a period of 18 months after the effective date of termination, and his stock options will become fully exercisable. For this purpose, a "change of control" is deemed to have occurred if any person other than Mr. Goldsmith, members of his family or the Corporation's Profit Sharing Plan acquires beneficial ownership of more than 20% of the outstanding voting securities of the Corporation, and Mr. Goldsmith is deemed to have "good reason" for resignation if he is no longer chief executive officer of the Corporation and the Bank or if more than 50% of the combined voting power of the Corporation's outstanding securities is beneficially owned, directly or indirectly, by a bank or corporation that also beneficially owns, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of a bank other than the Bank.

  The Russell Goldsmith Agreement further provides that in the event CNB terminates Mr. Goldsmith's employment without good cause, Mr. Goldsmith will be entitled to receive his then base compensation and reimbursement for medical and health insurance premiums for a period of 18 months after the effective date of termination, and his stock options will become fully exercisable. For this purpose, "good cause" consists of a conviction of a crime directly related to Mr. Goldsmith's employment, a conviction of a felony involving moral turpitude, willful and gross mismanagement of the Bank's business and affairs, or breach of any material provision of the Russell Goldsmith Agreement. If Mr. Goldsmith's employment is terminated because of injury, physical or mental illness, he will receive his then base compensation and reimbursement for medical and health insurance premiums for a period of 18 months after the effective date of termination, less any amount paid in lieu of salary under any private or governmental insurance program, and if he dies, an amount equal to his then base compensation for a period of 18 months after his death will be paid to his wife, if she is living, or his appointee or estate, if she is not. At the end of the original term of the Russell Goldsmith Agreement, if it has not been extended, Mr. Goldsmith will be entitled to receive his then base compensation and reimbursement for medical and health insurance premiums for a period of 12 months after the expiration date. At the request of either Mr. Goldsmith or the Bank, any dispute relating to the Russell Goldsmith Agreement will be resolved through binding arbitration.

  Steven D. Broidy Agreement On November 3, 1995, the Bank entered into an
  --------------------------
Agreement for Separation From Employment and Release (the "Separation Agreement") with Mr. Steven D. Broidy in connection with Mr. Broidy's resignation from the Bank effective November 14, 1995, pursuant to which the Bank agreed to pay Mr. Broidy an amount equal to his salary for one year, $300,000, in equal semimonthly installments. In addition, the Bank agreed to pay Mr. Broidy an amount equal to a percentage of his salary, ranging from 25% to 60%, depending on the degree to which the 1995 net income goal established under the Executive Management Bonus Plan was achieved. See "BOARD COMPENSATION AND DIRECTORS NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION--Annual Cash Bonuses," below. The Bank also agreed to pay Mr. Broidy $12,000 in equal monthly installments, to reimburse his health insurance premiums for one year and to make a payment to him equal to his vested percentage of the amount that would otherwise have been allocated to his Profit Sharing Plan account. The Corporation further agreed to amend Mr. Broidy's stock options to provide that they would continue to vest according to their terms until May 14, 1996, and the time within which such options could be exercised was extended to the earlier of the date on which such options would otherwise have expired or November 14, 1996.

  Separation Pay Plan The Bank has a Separation Pay Plan with respect to all
  -------------------
employees, including the Named Officers, who are regularly scheduled to work at least 30 hours per week and have completed at least three months of continuous service at the time they are laid off. The Separation Pay Plan provides continuing pay based on the employee's wage or salary rate in the event of layoff, provided the employee is not offered a position with the Bank at a comparable salary or a position with an employer that acquires from the Bank the line of business that the employee formerly worked in. The basic period during which the employee is entitled to receive separation pay is determined by position, and ranges up to six weeks for Vice Presidents or above. However, if the employee executes a General Release and Separation Agreement, the separation pay period is extended, based on position and years of service, up to a maximum of 26 weeks of salary (including the six week basic period) for Vice Presidents or above with 16 or more years of service.


  Stock Options Outstanding options issued under the City National Corporation
  -------------
1983 and 1985 Stock Option Plans, which have expired, contain provisions applicable to all option holders, including the Named Officers, relating to exercisability of options upon termination of the option holder's employment and certain other events that may occur in connection with a change in control of the Corporation. Depending upon the value of the Corporation's common stock at the time any such event occurred, the value of options affected by such provisions might exceed $100,000 with respect to a Named Person.

  If an option holder's employment is terminated for any reason other than for cause, death, disability or retirement, any options under the 1983 or 1985 Stock Option Plans held by the employee expire 3 months after the termination date, and until that time can only be exercised to the extent vested on the date of termination. If an employee dies or terminates employment by reason of disability or retirement, all options vest in full on the termination date, regardless of any vesting schedule otherwise applicable. In the event of the optionee's death, options must be exercised by the employee's estate within one year. If employment terminates because of retirement or disability, options may be exercised until 3 years after the termination date. The provisions relating to vesting and expiration after termination of employment may be altered by the Compensation and Directors Nominating Committee of the Corporation's Board of Directors (the "Committee") in its discretion, but only with respect to stock options that are not qualified as Incentive Stock Options for tax purposes ("NSOs"). In no event may the expiration of options be extended to later than 10 years after the date of grant.

  In the event (a) more than 70% of the Corporation's common stock is acquired by a person or entity other than the Corporation; or (b) the Corporation is liquidated or dissolved following the sale of all or substantially all of its assets; or (c) the Corporation is merged or consolidated into another entity, then all outstanding stock options held by employees become exercisable unless the Board of Directors unanimously votes to the contrary. If the Corporation is merged or consolidated into another entity and the Board votes against the immediate maturity of outstanding options, the Board will make arrangements with the successor entity to assume outstanding options issued under the 1983 and 1985 Stock Option Plans or substitute a new Plan in their place with appropriate adjustments.

  In the event of a tender offer or exchange offer for the Corporation's common stock by a person or entity other than the Corporation which results in the acquisition of stock by the person or entity making the offer, the Committee may, in its discretion, permit employees who hold NSOs under the 1983 and 1985 Stock Option Plans to surrender the options and receive the difference between (i) the higher of the highest price offered by such person or entity for the Corporation's common stock during the 60-day period before surrender of the NSOs or the highest market price of the Corporation's common stock during such 60-day period, and (ii) the exercise price of the NSOs surrendered.

  1995 Omnibus Plan The 1995 Omnibus Plan provides that if the Corporation's
  -----------------
common stock is changed into or exchanged for cash, other property or a different kind or number of shares or securities of the Corporation, or if additional shares or other securities are distributed with respect to the common stock through a merger or reorganization in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock dividend, stock split, consolidation, reverse stock split or distribution of cash or property to the Corporation's stockholders, or if there is any other extraordinary corporate transaction or event or a sale of substantially all the Corporation's assets which the Committee determines materially affects the common stock, then the Committee may, in such manner and to such extent as it deems appropriate and equitable, proportionately adjust the 1995 Omnibus Plan and outstanding awards as to the number or kind of shares to which they relate, the price payable upon the exercise or paid in connection with restricted stock or the applicable performance standards or criteria. In the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange or spinoff, the Committee may also provide for cash payment or for the substitution or exchange of outstanding awards or the shares, cash or other property for which they may be exercised based upon the amount or property payable or distributable to stockholders because of such event.

  Under the 1995 Omnibus Plan, if a Change in Control Event takes place, then all outstanding options, SARs and Tax Offset Bonus Rights become exercisable, all restricted stock vests free of restrictions and all performance shares become immediately issuable, unless the Committee determines otherwise, in which event the Committee will make provision for continuation and, if required, assumption of the 1995 Omnibus Plan and outstanding awards or for the substitution of new awards therefor. A "Change in Control Event" occurs if
(a) more than 20% of the Corporation's common stock or combined voting power is acquired by a person or entity other than Mr. Bram Goldsmith, the Corporation or any employee benefit plan of the Corporation, but not including any acquisition directly from the Corporation; or (b) a majority of the Corporation's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest); or (c) the Corporation is reorganized, merged or consolidated into another entity; or (d) the stockholders approve the liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets; unless, with respect to (a),
(c) or (d), after the event more than 80% of the common stock and combined voting power of the Corporation, the surviving company or the company that purchases the Corporation's assets is still held by persons who were formerly the stockholders of the Corporation, and no person or entity other than Mr. Goldsmith, the Corporation, any employee benefit plan of the Corporation or the resulting company, or 20% stockholder prior to the transaction holds more than 20% of such company's common stock or combined voting power.

  In the event of a tender offer or exchange offer for the Corporation's common stock by a person or entity other than the Corporation which results in the acquisition of stock by the person or entity making the offer, the Committee may, in its discretion, permit the holders of options under the 1995 Omnibus Plan to surrender unexercised options and any rights in tandem therewith and receive the difference between (i) the higher of the highest price offered by such person or entity for the Corporation's common stock during the 60-day period before surrender of the NSOs or the highest market price of the Corporation's common stock during such 60-day period, and (ii) the exercise price of the options surrendered.

OPTION GRANTS, EXERCISES AND HOLDINGS

  The following information is furnished with respect to stock options granted to the named Officers during 1995. No SARs were granted in 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         GRANT DATE
                                             INDIVIDUAL GRANTS                             VALUE
                          ------------------------------------------------------------   ----------
                           NUMBER OF        % OF TOTAL
                           SECURITIES      OPTIONS/SARS EXERCISE   MARKET
                           UNDERLYING       GRANTED TO  OR BASE   PRICE ON               GRANT DATE
                          OPTIONS/SARS     EMPLOYEES IN  PRICE   GRANT DATE EXPIRATION    PRESENT
NAME                       GRANTED(1)      FISCAL YEAR   ($/SH)  ($/SH)(2)     DATE       VALUE(3)
----                      ------------     ------------ -------- ---------- ----------   ----------
Russell Goldsmith.......        324(4)           0%     $ 1.00    $10.25      4/18/05    $    2,546
                            350,000(5)          35%     $13.375   $13.375    10/15/05    $1,872,972
Bram Goldsmith..........          0            --           --        --          --            --
George H. Benter, Jr....     50,000(6)           5%     $11.375   $11.375     2/21/05    $  227,557
Frank P. Pekny..........     50,000(6)           5%     $11.375   $11.375     2/21/05    $  227,557
Robert Moore............     10,000(6)           1%     $11.375   $11.375     2/21/05    $   45,511
Richard H. Sheehan, Jr..      5,500(6)           1%     $11.375   $11.375     2/21/05    $   25,031
Steven D. Broidy........     50,000(6)(7)        5%     $11.375   $11.375     2/21/05(7) $  227,557

--------
(1) All options were granted under the 1985 Stock Option Plan.

(2) Closing price reported on the New York Stock Exchange.

(3) Value estimated by the Black-Scholes option pricing model, based on the following assumptions:

  a. The volatility of the Corporation's stock (a measure in the variability in the stock price) is assumed to be .3548, based on changes in the price of the stock over the past ten years, measured monthly.

  b. The risk-free rates of return for options expiring on February 21, April 18 and October 16, 2005, are assumed to be 7.4%, 7.4% and 6.0%, respectively, based on the yield on the ten-year U.S. Treasury Notes on the respective dates of grant.

  c. The average annual dividend yield over the term of the option is assumed to be 3.16%. Actual dividend payments will depend on a number of factors, including financial results, and may differ substantially from the assumption.

  d. The time of exercise is assumed to be the term of the option at the time of grant, ten years.

  The actual value, if any, a Named Officer will realize will depend on the excess of the stock price over the option exercise price on the date of exercise, and such value may differ significantly from the amount shown.

(4) Director Stock Options granted before Mr. Goldsmith became an executive officer of the Corporation, exercisable in full on October 19, 1995.

(5) Exercisable as follows: 116,667 shares on October 16, 1995; 116,667 shares on October 16, 1996; and 116,666 shares on October 16, 1997.

(6) Exercisable as follows: 25% on February 22, 1996; 25% on February 22, 1997; 25% on February 22, 1998; and 25% on February 22, 1999.

(7) The terms shown in the table reflect the terms of the option as originally granted. The option was amended on November 3, 1995, to provide that it would vest according to its terms only until May 14, 1996, and would be exercisable until November 14, 1996. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements--Steven D. Broidy Agreement," above.

  The following information is furnished with respect to stock options and SARs held by the Named Officers at December 31, 1995.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                             NUMBERS OF
                                             SECURITIES              VALUE OF
                                             UNDERLYING            UNEXERCISED
                                             UNEXERCISED           IN-THE-MONEY
                          SHARES           OPTIONS/SARS AT         OPTIONS/SARS
                         ACQUIRED              FY-END              AT FY-END(1)
                            ON     VALUE    EXERCISABLE/           EXERCISABLE/
      NAME               EXERCISE REALIZED  UNEXERCISABLE         UNEXERCISABLE
      ----               -------- -------- ---------------       ----------------
Russell Goldsmith.......   393     $5,109  116,991/233,333       $ 77,129/145,833
Bram Goldsmith..........     0        --         0/0                   $0/0
George H. Benter, Jr. ..     0        --   105,637/101,128(2)    $630,032/473,476
Frank P. Pekny..........     0        --    43,438/ 78,177(3)    $326,968/321,631
Robert A. Moore.........     0        --    33,853/ 32,951(4)    $174,849/179,731
Richard H. Sheehan,
 Jr. ...................     0        --     2,000/ 11,500(5)    $ 11,000/ 47,438
Steven D. Broidy........     0        --   105,637/101,128(2)(6) $630,032/473,476(6)

--------
(1) Based upon fair market value of $14.00 per share, the closing price on the New York Stock Exchange of the Corporation's common stock on December 29, 1995.

(2) Stock options under 1985 Stock Option Plan with exercise prices ranging form $6.43 to $11.38 per share.

(3) Stock options under 1985 Stock Option Plan with exercise prices ranging from $5.05 to $11.38 per share.

(4) Stock options under 1985 Stock Option Plan with exercise prices ranging from $6.31 to $12.04 per share.

(5) Stock options under 1985 Stock Option Plan with exercise prices ranging from $8.50 to $11.38 per share.

(6) Under the terms of Mr. Broidy's options, as amended, vesting will occur only until May 14, 1996. The number and value of options shown in the table as being unexercisable at December 31, 1995, that will expire without becoming exercisable, unless Mr. Broidy dies or is disabled on or before May 14, 1996, are 88,628 and $331,288, respectively.

COMPENSATION OF DIRECTORS

  The Corporation does not pay cash fees to its directors for attendance at Board meetings. However, the Bank, whose Board of Directors is the same as the Corporation's and generally meets jointly with the Corporation's Board, pays a fee of $1,000 to each non-employee director for attendance at each meeting of the Bank's Board of Directors. The Bank also pays directors an annual cash retainer in the amount of $3,000. Non-employee directors serving on committees appointed by the Bank's Board of Directors receive a fee of $1,000 for each committee meeting attended. Bank Board committee chairs also receive a $3,000 annual cash retainer.

  In addition to the above, the Corporation's 1995 Omnibus Plan provides for the automatic annual grant of discounted stock options (which are not Incentive Stock Options) to non-employee directors, including members of the Compensation and Directors Nominating Committee ("Director Stock Options"). The exercise price of Director Stock Options is $1.00 per share, and each non-employee director receives Director Stock Options each year having a net value of $3,000, based on the fair market value of the Corporation's common stock on the date of the Annual Meeting of Stockholders. Director Stock Options vest 6 months after the date of issuance or upon the termination of the holder's directorship (other than for cause), whichever is earlier, and expire 10 years after the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation and Directors Nominating Committees of the Corporation's and Bank's Boards of Directors are each composed of Messrs. Charles E. Rickerhauser, Jr., Chairman, and Stuart D. Buchalter. Mr. Kenneth Ziffren served as an ad hoc member of the Committees in 1995 in connection with the negotiation and approval of the Russell Goldsmith Agreement. Mr. Russell Goldsmith served as a member of the committees until August 1995. Neither the present committee members nor Mr. Ziffren has ever been an officer or employee of the Corporation, the Bank or any subsidiary of the Bank. Mr. Buchalter is of counsel to the law firm of Buchalter, Nemer, Fields & Younger, a Professional Corporation, which was retained by the Bank during 1994. In 1995, the Corporation and its subsidiaries made no payments to the firm. Subsequent to his resignation from the committees, Mr. Goldsmith became Vice Chairman and Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank.

             BOARD COMPENSATION AND DIRECTORS NOMINATING COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  Decisions regarding compensation of the Corporation's executive officers, all of whom are employees of the Bank, are made by the Compensation and Directors Nominating Committees of the Corporation and the Bank, which meet jointly (collectively the "Compensation Committee"). As noted elsewhere, the Corporation does not pay any direct compensation to its executive officers, except pursuant to the Corporation's Profit Sharing Plan and 1995 Omnibus Plan. The Compensation Committee administers the 1995 Omnibus Plan and grants options and other stock-based awards thereunder, as well as administering outstanding options issued under the 1983 and 1985 Stock Option Plans, which expired in 1993 and 1995, respectively. The executive officers of the Corporation are compensated by the Bank and receive benefits under various Bank employee benefit plans. The Compensation Committee oversees the compensation programs for officers of the Bank, and specifically the compensation of members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation.

  The following report is presented by the Compensation Committee.

OVERALL PHILOSOPHY

  The Bank's executive compensation programs are designed to:

    1. Provide levels of compensation that integrate pay with the Bank's annual and long-term performance goals, so as to align the interests of executive management with the long-term interests of stockholders;

    2. Motivate executive management to achieve the business goals of the Bank and to recognize their individual contributions; and

    3. Provide compensation opportunities which are approximately at the median of those offered by competitive financial institutions, in order to assist the Bank in attracting and retaining qualified executives. Although the exact identity of the competitive institutions surveyed to establish comparability varies from time to time, based on the availability of compensation data from third-party surveys concerning comparable positions, these generally include banks of a size comparable to, or larger than, the Bank, both within and outside of Southern California. Some, but not all, of these banks are included within the Montgomery Securities Western Bank Monitor California Independent Bank Proxy index utilized in "STOCKHOLDER RETURN GRAPH," below. Banks not included in the index are selected primarily on the basis of asset size and secondarily on the basis of location.

  The Compensation Committee has instituted a policy that emphasis be placed on incentive compensation for executive officers, tied to annual financial performance goals for the Bank, such as the Executive Management Bonus Plan discussed below, rather than on base salary. This approach serves to further align the interests of the executive officers with those of the stockholders.

  For 1995, the key elements of the compensation program for executive management were base salary, annual cash bonus, stock option grants and benefits typically offered to executive officers by competitive financial institutions. The Corporation has not adopted any policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code.

BASE SALARY

  The Compensation Committee considers Bank management proposals concerning base salaries for executive officers, with the exception of Messrs. Bram Goldsmith and Russell Goldsmith, whose compensation was established by the Bram Goldsmith and Russell Goldsmith Agreements, respectively, with the approval of the Board of Directors (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," above), and has made recommendations to the Bank's Board of Directors for approval. Such adjustments are usually effective beginning March 1.

  Executive officer base salaries for 1995 were established by the Compensation Committee under the terms of a revised corporate salary administration program that became effective in 1994. For the majority of Bank officers, the program establishes ranges for base salaries by salary grade, based on median salary levels for similar positions at competitive financial institutions. However, members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation, are not assigned a salary grade under the program. Based on a survey of the salary levels for similar positions at competitive financial institutions, both in Southern California and nationally, using data provided by Towers Perrin and other independent sources, executive officers received salary increases in 1995.

  Mr. Bram Goldsmith's base salary for 1995 was set by the terms of his then-existing contract, which expired May 14, 1995. The Bank entered into the Bram Goldsmith Agreement with Mr. Goldsmith, which will remain in effect until May 14, 1998. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements--Bram Goldsmith Agreement," above. In line with the Compensation Committee's goal of de-emphasizing base salary as a component of the compensation package, Mr. Goldsmith's base salary under the Bram Goldsmith Agreement was continued at the 1994 level, $540,000 per year (which base salary had been reduced in 1992 from the level originally provided for in the previous contract), with no increases during the term of the Agreement. This base salary level is not based upon the Bank's financial performance.

  Mr. Russell Goldsmith's base salary for 1995 was set under the terms of the Russell Goldsmith Agreement, which was entered into on October 16, 1995. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements--Russell Goldsmith Agreement," above. Mr. Goldsmith's base salary was established by negotiation between Mr. Goldsmith and the Compensation Committee, and their respective legal counsel. In addition to the two Compensation Committee members named in this report, Mr. Kenneth Ziffren served as an ad hoc member of the Compensation Committee for this purpose. In determining the level of base salary, the Compensation Committee took into account Mr. Goldsmith's qualifications and past experience, as well as data regarding base salary levels at other financial institutions provided by Towers Perrin. The base salary level is not based upon the Bank's financial performance.

ANNUAL CASH BONUSES

  Executive officers of the Bank are eligible to participate, depending on position, in either the Executive Management Bonus Plan or the Key Officer Bonus Plan discussed below.

  Executive Management Bonus Plan The Executive Management Bonus Plan governs
  -------------------------------
annual cash bonuses payable to members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation. Under this Plan, the Bank's Strategy and Planning Committee each year recommends to the Compensation Committee for its review and adoption (i) a financial performance goal for the Bank, measured in terms of net income, and (ii) the upper limit for bonuses, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at competitive financial institutions. If the goal is not achieved to the extent designated by the Compensation Committee, no cash bonuses are paid. If the goal is achieved, bonuses may, but are not required to, be paid, in the sole discretion of the Compensation Committee, but only out of net income in excess of the goal or designated bonus threshold. After the end of the year, the determination of which executive officers will receive bonuses and in what amounts is made by the Compensation Committee following discussion of the recommendations of the Bank's Strategy and Planning Committee, based on a discretionary evaluation of the officers' contribution to the accomplishment of the Bank's goal and department or division goals. Not all eligible officers will necessarily receive a bonus, and not all eligible officers will necessarily receive the same bonus.

  In December 1994, the Compensation Committee established the net income goal for 1995, and the maximum percentages of annual base salary that could be paid as bonuses if the target were achieved. The maximum percentages were a sliding scale, according to the degree to which the net income goal was achieved, with different percentages set if the Corporation achieved 95%, 100%, 110% or 120% of its goal. For members of the Strategy and Planning Committee, the maximum bonus percentages ranged from up to 25% of base salary if the Corporation achieved 95% of its goal, to up to 60% of base salary if it achieved up to 120% of its goal. For other members of the Executive Committee, the corresponding percentages ranged from up to 17.5%, to up to 42%, respectively. The Corporation exceeded its 1995 net income goal, and bonuses were paid in February 1996. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS," above.

  The Bram Goldsmith and Russell Goldsmith Agreements provide that their respective bonuses will be a percentage of their respective base salaries that is no less than the percentage used to calculate the bonus of any other member of executive management pursuant to the Executive Management Bonus Plan. As described above, for 1995 these bonuses were based on the degree to which the Corporation achieved the net income goal established by the Compensation Committee in 1995, and Mr. Russell Goldsmith's bonus was pro-rated.

  Key Officer Bonus Plan The Key Officer Bonus Plan governs annual cash
  ----------------------
bonuses payable to officers considered to be key members of management who are not members of the Bank's Executive Committee. One such officer may be deemed to be an executive officer of the Corporation.

  Early each year, upon consideration of the recommendations of the Strategy and Planning Committee, the Compensation Committee establishes the maximum sizes of bonuses under the Key Officer Bonus Plan, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at competitive financial institutions. Unlike the Executive Management Bonus Plan, maximum bonus percentages are classified into three categories, based on the extent to which the officer achieves individual performance goals and, in some cases, department or division goals: "minimum" (the officer achieves most goals), "target" (the officer achieves or slightly exceeds all goals) or "maximum" (the officer significantly surpasses his or her goals). After the end of the year, the determination of which officers will receive bonuses, and in what amounts, is made by the Compensation Committee following discussion of the recommendations of the Bank's Strategy and Planning Committee, based on a discretionary evaluation of the officers' achievement of their goals. In general, bonuses may be paid if the Corporation's net income is within 20% of the net income goal established for the Executive Management Bonus Plan. However, if the Corporation's net income is less than 80% of the net income goal for the year, bonuses may still be paid in reduced percentages in the discretion of the Bank's Strategy and Planning Committee; likewise, if the net income is more than 120% of the goal, bonus percentages may be increased.

   For 1995, the Compensation Committee approved a matrix of maximum bonus percentages, based on both the level of achievement of the officer's goals, as described above, and the Compensation Committee's assessment of the officer's ability to contribute to the Corporation's attainment of its net income goal. These ranged from up to 5%, to up to 40% of annual base salary. Since the Corporation's net income goal was achieved, bonuses were paid based on these percentages in February 1996.

STOCK OPTION GRANTS

  Recommendations of the Bank's Strategy and Planning Committee for the grant of stock options to executive officers under the Corporation's 1995 Omnibus Plan are generally submitted to the Compensation Committee after the end of each fiscal year. After full discussion of the recommendations presented, the Committee decides whether to award stock options.

  The 1995 Omnibus Plan is designed to align the interests of the executive officers with the long-term interest of the Corporation's stockholders in increasing the market value of the Corporation's stock. The option exercise price is the fair market value of the Corporation's common stock on the date of the grant, and the options generally have a vesting schedule of 25% per year beginning one year after the grant date in order to encourage retention of executive officers and the creation of stockholder value over the long term, since the option holder receives the full benefit of the option only after a number of years. In determining whether to grant an option and the size of the grant to be awarded, the Compensation Committee considers executive officers' salary levels, their expected contribution toward the growth and profitability of the Bank based upon performance of their individual job responsibilities, and option grant levels at competitive financial institutions (in order of decreasing importance). Past financial performance of the Bank and the Corporation is given less weight in the decision, because the value of the option is based upon future appreciation in the stock price.

  Utilizing these guidelines, the Compensation Committee granted stock option awards to executive officers under the 1995 Omnibus Plan in February 1996, based on their job performance in 1995.

  Mr. Russell Goldsmith received a grant of stock options under the terms of the Russell Goldsmith Agreement. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements--Russell Goldsmith Agreement," above. The option grant was established by negotiation between Mr. Goldsmith and the Compensation Committee, including ad hoc member Mr. Kenneth Ziffren. In determining the size of the option grant to Mr. Goldsmith, the Compensation Committee took into account data provided by Towers Perrin regarding options granted by other financial institutions to their chief executives. The option grant was not based upon any measure of the Corporation's financial performance.

NEWLY HIRED EXECUTIVE OFFICERS

  It is the policy of the Bank to present to the Compensation Committee, prior to extending an offer of employment to a candidate for an executive officer position, the total compensation package proposed to be offered, including annual base salary, eligibility for an annual cash bonus, the maximum percentage of annual base salary on which the bonus, if any, would be calculated, and any stock option grant proposed to be awarded at the time of hire. The Compensation Committee then recommends the proposed annual base salary and eligibility for an annual cash bonus to the Bank's Board of Directors for approval, and decides whether to grant any proposed stock options. All elements of compensation for newly hired executive officers are based primarily on the responsibilities of the position, the experience of the individual and the incentive compensation practices of other competitive financial institutions (in order of decreasing importance), rather than the Corporation's financial performance.

                    CHARLES E. RICKERSHAUSER, JR., Chairman
                              STUART D. BUCHALTER

                           STOCKHOLDER RETURN GRAPH

  The following line graph compares the total cumulative stockholder return on the Corporation's common stock, based upon quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poor's S&P Composite 500 Stock Index and the Montgomery Securities Western Bank Monitor California Independent Bank Proxy index of selected bank stocks. The graph assumes $100 invested on December 31, 1990, in the Corporation's common stock and each of the indices, and does not reflect any adjustment for the distribution to stockholders of the Corporation in 1993 of transferable rights to purchase additional shares of common stock.

                           CITY NATIONAL CORPORATION
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                        PERIOD ENDING DECEMBER 31, 1995

         [Performance graph reflecting data points in following table]

                                                  DECEMBER 31,
                                 ----------------------------------------------
                                  1990    1991    1992   1993    1994    1995
                                 ------- ------- ------ ------- ------- -------
City National Corporation....... $100.00 $ 99.44  55.48 $ 62.81 $ 89.57 $121.11
S&P 500.........................  100.00  126.31 131.95  141.25  139.08  186.52
Montgomery Securities Western
 Bank Monitor California
 Independent Bank Proxy.........  100.00  102.21 102.73  126.54  134.24  185.47

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table presents the amount and nature of beneficial ownership of the Corporation's common stock, $1.00 par value, by all directors of the Corporation, each Named Officer (see "COMPENSATION OF DIRECTORS AND OFFICERS," above) and the Corporation's directors and executive officers as a group:

                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                         -----------------------------------------------------
NAME OF BENEFICIAL
OWNER                       AMOUNT HELD                  NATURE OF HOLDINGS    PERCENT OF CLASS
------------------       -----------------------      ------------------------ ----------------
GEORGE H. BENTER, JR.                      10,000(1)                 BD                *
                                            2,686(2)                BDE
                                          118,137(3)                 F
RICHARD L. BLOCH                          219,979(4)                 BD                *
                                            1,858(3)                 F
MIRION P. BOWERS, M.D.                        120                    AC                *
                                              717(3)                 F
STEVEN D. BROIDY                          120,036                    AC                *
                                           11,533(5)                 E
                                           77,255(3)                 F
STUART D. BUCHALTER                         9,905                    AC                *
                                            2,000(6)                 AC
                                              375(6)                 E
BRAM GOLDSMITH                          6,733,427(7)                 BD               15%
                                           40,602(2)                BDE
                                          169,720(8)                BDE
RUSSELL GOLDSMITH                           6,177                    AC               12%
                                        4,654,408(9)                 BD
                                          790,107(9)                 AC
                                          169,720(8)                BDE
                                           73,495(9)                BDE
                                          116,667(3)                 F
BURTON S. HORWITCH                        115,537(10)                AC                *
                                              600(10)               BDE
ROBERT A. MOORE                            36,353(3)                 F                 *
FRANK P. PEKNY                              8,000                    AC                *
                                            2,367(2)                BDE
                                           60,026(3)                 F
CHARLES E.
 RICKERSHAUSER, JR.                        12,262                    AC                *
                                              324(3)
EDWARD SANDERS                             14,563                    AC                *
                                            1,137(11)                BD
                                              717(3)                 F
RICHARD H. SHEEHAN, JR.                     2,000(12)                AC                *
                                            5,375(3)                 F
ANDREA L. VAN DE KAMP                       1,000                    AC                *
                                              717(3)                 F
KENNETH ZIFFREN                             3,024                    AC                *
                                           15,786(13)                BD
ALL EXECUTIVE OFFICERS
 and
 DIRECTORS as a Group                   8,883,144(14)                                 20%

--------
*  Does not exceed 1% of class.
A  Possesses sole voting power.
B  Possesses shared voting power.

C  Possesses sole investment power.
D  Possesses shared investment power.
E  Disclaims beneficial ownership.
F Shares as to which listed beneficial owner has right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission.
 (1) Shares owned by the Benter Living Trust, of which Mr. Benter is a co-trustee and beneficiary.
 (2) Represents the officer's proportionate interest, according to his account balance, in shares held in the City National Corporation Stock Fund under the City National Bank Profit Sharing Plan at the most recent valuation date, December 31, 1995. Fund investments are not allocated to individual participant accounts, and the participants disclaim beneficial ownership thereof.
 (3) Unexercised stock options granted under the Corporation's 1983 or 1985 Stock Option Plan which are vested or will vest within 60 days.
 (4) Shares owned by the Richard and Nancy Bloch Family Trust, of which Mr. Bloch is a co-trustee and beneficiary.
 (5) 11,133 shares are owned by Mr. Broidy's wife, individually and as trustee, and 400 shares are owned by Mr. Broidy's son. Mr. Broidy disclaims beneficial ownership of shares held by his wife and his son.
 (6) 2,000 shares are held by City National Bank as custodian of Mr. Buchalter's rollover IRA. 375 shares are owned by Mr. Buchalter's wife, individually and for the benefit of her IRA. Mr. Buchalter disclaims beneficial ownership of shares held by or for the benefit of his wife.

 (7) 4,654,408 shares are owned by the Goldsmith Family Partnership, 1,511,030 shares are owned by the Bram and Elaine Goldsmith Family Trust, and 567,989 shares are owned by the Elaine Goldsmith Revocable Trust. Mr. Goldsmith is a co-trustee of both trusts, and the Bram and Elaine Goldsmith Family Trust is the majority general partner of the Goldsmith Family Partnership. Shares owned by the Goldsmith Family Partnership are also shown as beneficially owned by Mr. Russell Goldsmith. Mr. Goldsmith may be deemed a "control person" of the Corporation.
 (8) Shares owned by Goldsmith Family Foundation, a tax-exempt charitable foundation. Mr. Bram Goldsmith and Mr. Russell Goldsmith each disclaim beneficial ownership of shares held by the Foundation, of which both are directors.

 (9) 4,654,408 shares are owned by the Goldsmith Family Partnership, 790,107 shares are owned by trusts of which Mr. Goldsmith is sole trustee and 73,495 shares are owned by B. N. Maltz Foundation, a tax-exempt charitable foundation of which Mr. Goldsmith is a director. The Russell Goldsmith Trust, of which Mr. Goldsmith is sole trustee, is one of the general partners of the Goldsmith Family Partnership. Shares owned by the Partnership are also shown as beneficially owned by Mr. Bram Goldsmith. Mr. Goldsmith disclaims beneficial ownership of shares held by the B.N. Maltz Foundation.
(10) 87,875 shares are owned by the Burton Horwitch Living Trust, of which Mr. Horwitch is sole trustee; 27,662 shares are held by Kemper Clearing Corporation as custodian for the benefit of Mr. Horwitch's contributory IRA; and 600 shares are held by the Horwitch Bros. Charitable Foundation, a tax-exempt charitable foundation of which Mr. Horwitch is a co-trustee. Mr. Horwitch disclaims beneficial ownership of shares held by the Foundation.
(11) Shares held by City National Bank as custodian for Mr. Sanders' Keogh plan.
(12) Shares held by Prudential Securities as custodian of Mr. Sheehan's IRA.
(13) Shares held jointly by Mr. Ziffren and his wife.
(14) Includes shares held by officers of the Bank who may be deemed to be executive officers of the Corporation. Of the amount shown, 484,347 shares represent unexercised stock options granted under the Corporation's 1983 and 1985 Stock Option Plans, as to which directors and officers have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission. Also includes 6,457 shares held by the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan, representing the proportionate interests therein of Bank officers who may be deemed to be executive officers of the Corporation, according to their account balances at the most recent valuation date, December 31, 1995. Fund investments are not allocated to individual participant accounts, and the participants disclaim beneficial ownership of such shares.

  The directors of the Bank do not hold director-qualifying stock of the Bank. Rather, they have satisfied this qualification requirement by holding a requisite number of shares of the Corporation in accordance with an interpretive ruling issued by the Comptroller of the Currency.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

  Since 1967, the Bank's Pershing Square Regional Office and a number of Bank departments have occupied leased space in the office building located at 600 South Olive Street in downtown Los Angeles. The building was originally developed and built by a partnership between a wholly-owned subsidiary of the Bank, Citinational Bancorporation, and Buckeye Construction Co. and Buckeye Realty and Management Corporation (two corporations then affiliated with Mr. Bram Goldsmith, now Chairman of the Board and Chief Executive Officer of the Corporation and the Bank); since its completion, the building has been owned by Citinational-Buckeye Building Co., a limited partnership of which Citinational Bancorporation and Olive-Sixth Buckeye Co. are the only general partners, each with a 29% partnership interest. Citinational Bancorporation has an additional 3% interest as a limited partner of Citinational-Buckeye Building Co.; the remainder is held by other, unaffiliated limited partners. Olive-Sixth Buckeye Co. is a limited partnership of which Mr. Goldsmith is a 49% general partner; therefore, Mr. Goldsmith has an indirect 14% ownership interest in Citinational-Buckeye Building Co. The remaining general partner and all limited partners of Olive-Sixth Buckeye Co. are not affiliated with the Corporation.

  The Bank occupies space in the building under leases signed in 1966, 1985 and 1991, all of which expire in 1996. Prior to 1991, rental and other payments were made to an unaffiliated ground lessee, Tishman Speyer South Olive Street. This ground lease was terminated in December 1990, and the Bank now pays rent and operating expense pass-throughs to Citinational-Buckeye Building Co. Rental rates and other lease terms were negotiated at arms' length without Mr. Goldsmith's involvement, and are comparable to, or better than, rentals and lease terms for unaffiliated tenants in the building. In 1995, the Bank paid Citinational-Buckeye Building Co. a total of $762,442 for rent under all leases in the building and $37,397 for operating expense pass-throughs. Based on existing lease terms, rentals payable by the Bank to Citinational-Buckeye Building Co. total $69,470 per month for all leases in the building, not including operating expense pass-throughs.

  Certain indebtedness of Citinational-Buckeye Building Co. to the Bank is described below. In addition, since 1991, Mr. Goldsmith and the other general partner of Olive-Sixth Buckeye Co. have made unsecured advances to Citinational-Buckeye Building Co. to cover operating expenses and common area and tenant improvements. Mr. Goldsmith has advanced a total of $5,437,500 (of which $300,000 was advanced in 1995), which bears interest at the Bank's prime rate plus 1% per annum, interest payable quarterly, with principal and accrued, unpaid interest being due and payable on December 31, 1998.

  In the ordinary course of its business, and subject to the limitations set forth in applicable laws and regulations, the Bank makes loans to directors and executive officers of the Corporation and/or to businesses in which they have interests as officers, directors, partners, trustees and/or stockholders. In the opinion of management, all such loans were made on substantially the same terms, including interest rates and collateral (if any required), as those prevailing at the time for comparable transactions with other persons, and such loans did not involve more than normal risk of collectibility or present other unfavorable features. However, as a result of deteriorating economic conditions, certain loans discussed below may involve more than the normal risk of collectibility.

  The Bank has an outstanding loan to Citinational-Buckeye Building Co., with which Mr. Bram Goldsmith, Chairman of the Board and Chief Executive Officer of the Corporation, is affiliated, as described above. The loan is secured by the office building described above and is non-recourse to the general partners of the borrower. The loan bears interest at the Bank's prime rate plus 1/2%, with a maximum of 12.5% and a minimum of 8.5%. The rate in effect at March 1, 1996 was 8.75%. At March 1, 1996, the outstanding balance of the loan was $16,148,323; the largest amount outstanding since January 1, 1995, was $16,418,910. The loan matures in

1998, and is, and from its inception has been, current as to required payments of principal and interest, in part because certain partners have voluntarily made advances to the partnership, as described above.

  The Bank has an outstanding unsecured loan to Horwitch Brothers 3, a general partnership of which Mr. Burton Horwitch, a director of the Corporation, is a partner. At March 1, 1996, the outstanding balance on this loan was $198,434; the largest amount outstanding since January 1, 1995, was $281,115. The loan bears interest at the Bank's prime rate plus 1 1/2%, and matures on January 4, 1999. At March 1, 1996, the interest rate on the loan was 9.75%. This loan may involve more than the normal risk of collectibility.

                     SECTION 16(A) REPORTING DELINQUENCIES

  Under federal securities laws and rules of the Securities and Exchange Commission, directors and executive officers of the Corporation, as well as persons holding more than 10% of the Corporation's outstanding shares of common stock, are required to file reports showing their initial ownership of the Corporation's common stock and any subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange by certain specified due dates. Based solely on the Corporation's review of copies of such reports furnished to the Corporation and written representations that no other reports were required to be filed, during 1994, all such reports that were required were filed on a timely basis.

         AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

  The Board of Directors has approved a restatement of the Corporation's Certificate of Incorporation (the "Certificate") to integrate into a single instrument all of the provisions currently in effect. In addition, the Board has approved, subject to stockholder approval, two amendments to be incorporated into the restated Certificate, dealing with (a) the creation of a classified board of directors consisting of not less than five nor more than fourteen directors, and (b) the indemnification of directors and officers by the Corporation. Stockholders will have the opportunity to vote separately on each amendment. The Restated Certificate is set forth in its entirety in Exhibit A to this proxy statement, showing the proposed amendments, and the following discussion is qualified in its entirety by reference to Exhibit A.

CLASSIFICATION AND NUMBER OF DIRECTORS

  The Board of Directors has approved an amendment adding Article NINTH to the Certificate (the "Classified Board Amendment"), set forth in Exhibit A on pages 31 and 32, that would create three classes of directors, each with as nearly the same number of directors as possible, and with one of the three classes to be elected at each Annual Meeting of Stockholders for a term of three years. The Certificate would further provide that the number of directors is not less than five nor more than fourteen persons, with the exact number being established by the Board within these limits. Currently, the bylaws permit a maximum of twenty-five directors. One effect of the Classified Board Amendment would be to ensure that a majority of the Board of Directors could not be changed at one time.

  Purpose of the Classified Board Amendment  The Classified Board Amendment is
  -----------------------------------------
the product of the Board's ongoing review of the current business environment and the Corporation's corporate governance practices in light of the Board's primary goal of maximizing stockholder value.

  As a general matter, the Board has concluded that a classified Board would be beneficial, since the continuity and stability it provides are conducive to the careful, long term planning the Corporation requires to ensure continued creation of stockholder value.

  In particular, the Board was concerned that its goal of maximizing stockholder value could be imperiled by the recent tactic of soliciting proxies for the removal of directors in hostile takeovers. A hostile bidder could make an offer with a modest premium, but below the directors' assessment of true value, and simultaneously seek the removal of the entire Board. The Board believes it is difficult to act effectively under such circumstances, and the resulting disruption can be inimical to maximizing stockholder value.

  The Board of Directors believes that to maximize value in the event of such a proposal, the Board of Directors must have:

    .a reasonable period of time to consider alternatives;

    .the ability to negotiate effectively as the representative of the stockholders; and

    . the ability to say "no" to a proposal that does not fairly reflect the full value of the corporation or would expose stockholders to unwarranted risk.

  As described above, the Board's ability to do so can be seriously impaired when all of the directors are subject to being replaced at any time, as is the case under the Corporation's existing Certificate and bylaws.

  The adoption of the Classified Board Amendment will not, and is not intended to, insulate the Corporation's directors from the desires of stockholders or from the directors' fiduciary duties to maximize stockholder value. A majority of the Board will remain subject to change if stockholders so desire. It will, however, assure that such a change cannot be effected at once by removal of incumbent directors, or at a single stockholders' meeting.

  Classified boards of directors have been adopted by more than 70% of the 100 largest bank holding companies (by assets) in the United States.

  Antitakeover Effects  Upon approval of the Classified Board Amendment, the
  --------------------
classification of directors and the reduction of the maximum allowable size of the Board of Directors could have the effect of making it more difficult for a takeover bidder to obtain control of the Corporation without the cooperation of the Board of Directors, even if the bidder were to acquire a majority of the Corporation's outstanding stock, because at least two Annual Meetings of Stockholders would be required to effect a change in a majority of the Board. Such a delay could discourage tender offers which stockholders might feel to be in their best interests and could also discourage open market purchases by a potential takeover bidder that might increase the market price of the Corporation's stock. In addition, the Classified Board Amendment could make the Corporation's common stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover develops. Since these provisions will make the removal of the directors more difficult, they could also have the effect of increasing the directors' security in their positions and, since the Board has the power to retain and discharge management, could perpetuate incumbent management.

  Nevertheless, the Board of Directors, comprised of the holders of 19% of the Corporation's outstanding common stock, believes that the above-described benefits of a classified board in a takeover situation, including the provision of adequate time to review alternatives, the ability to reject an unfairly low price and the continuity and stability of the Corporation, outweigh the possible disadvantage of making it more difficult for stockholders to change the composition of the Board in a relatively short period of time. In addition, the Board believes that a range of five to fourteen directors provides sufficient flexibility in setting the appropriate size of the Board. The Corporation's Board has never consisted of more than seventeen directors, and comparing the size and complexity of the Corporation's operations to those of its competitors, the Board of Directors believes it is unlikely that more than fourteen directors will be necessary to oversee the Corporation's management properly in the foreseeable future.

  Other than the proposed Classified Board Amendment, the existing Certificate and bylaws of the Corporation do not contain any provision that management considers to be an "antitakeover" provision, except for Article TWELFTH (renumbered as Article ELEVENTH in the Restated Certificate attached as Exhibit A hereto), which requires the affirmative vote of 70% of the stockholders to approve a "Business Combination" with a "Restricted Person", an affiliate of a Restricted Person or any member of a group of which a Restricted Person is also a member. The 70% vote is not required for a Business Combination approved by the Board of Directors prior to the time the relevant party became a Restricted Person. A Restricted Person is defined as a person, partnership or other entity (other than an employee benefit trust), or a group of persons acting together, which acquires more than 5% of the outstanding voting securities of the Corporation in any twelve month period. A Restricted Person ceases to be such 24 months following any such acquisition. Shares acquired in a transaction approved in advance by two-thirds of the directors are not counted for the purposes of determining if a person is a Restricted Person. "Business Combination" is defined to include, among other things: (i) a sale of any substantial part of the assets or business of the Corporation, (ii) an acquisition by the Corporation of any substantial part of the assets or business of another person, (iii) a merger or consolidation involving the Corporation, (iv) a reclassification of securities and certain similar transactions, and (v) the issuance of voting securities by the Corporation to a Restricted Person. A transaction is not a "Business Combination" if it is approved in advance by at least all but one of the authorized directors of the Corporation.

  Implementation of the Amendment If the Classified Board Amendment is
  -------------------------------
approved, Class I directors elected at the 1996 Annual Meeting of Stockholders will hold office until the 1997 Annual Meeting of Stockholders; Class II directors elected at the meeting will hold office until the 1998 Annual Meeting of Stockholders; and Class III directors elected at the meeting will hold office until the 1999 Annual Meeting of Stockholders. Commencing with the 1997 Annual Meeting of Stockholders, directors elected to succeed those in the class whose terms then expire will be elected for a three-year term, so that the term of one class of directors will expire each year. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Information concerning the current eleven nominees for election as directors at the 1996 Annual Meeting of Stockholders, and the terms for which they will serve if the Classified Board Amendment is adopted, is contained under the caption "ELECTION OF DIRECTORS," above. If the Classified Board Amendment is not adopted, all directors will be elected to serve until the 1997 Annual Meeting of Stockholders and, in each case, until their respective successors are duly elected and qualified. The Board of Directors presently has no arrangements, commitments, or understandings with respect to increasing or decreasing the size of the Board or any class of directors.

  Under both the existing Certificate and bylaws and the Classified Board Amendment, any vacancies in the Board of Directors, as well as any directorship to be filled by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors. Under the Classified Board Amendment, any director elected to fill a vacancy created other than by reason of an increase in the number of directors would continue in office until the expiration of the term of his or her predecessor in office. Any director elected to fill a directorship created by an increase in the number of directors would be assigned to a class, consistent with the requirement that the classes be of as nearly equal size as possible, and would continue in office until the expiration of the term of such class.

                 MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE
             "FOR" THE APPROVAL OF THE CLASSIFIED BOARD AMENDMENT.

DIRECTOR AND OFFICER INDEMNIFICATION

  The Board of Directors has approved an amendment to, and complete restatement of, Article SEVENTH of the Certificate (the "Indemnification Amendment") to provide that directors and officers of the Corporation "shall be indemnified and held harmless by the Corporation to the fullest extent permissible under the Delaware General Corporation Law," including the right to have the Corporation pay or reimburse their expenses incurred in defending any proceeding against them by reason of their service on behalf of the Corporation in advance of the final disposition of such proceeding. The existing Article SEVENTH: (i) requires indemnification of directors and officers of the Corporation only as authorized in the specific case upon a determination by the Board of Directors that indemnification is proper in the circumstances, and (ii) provides that expenses incurred by an officer or director in defending an action may be paid by the Corporation in advance, but are not required to be so paid. Both the existing Article SEVENTH and the Indemnification Amendment are set forth in Exhibit A on pages 29-30 and 30-31, respectively.

  In 1988, the stockholders of the Corporation approved a form of Indemnification Agreement that contains certain provisions in addition to those contained in the existing Article SEVENTH, and the Corporation has entered into such Indemnification Agreements with each of its directors. The Indemnification Agreements, among other things, make advancement of expenses to directors mandatory subject to receipt of an undertaking to repay such amounts if it is ultimately determined that the director is not entitled to indemnification. In addition, the Indemnification Agreements provide that in the event the Corporation determines that an individual is not entitled to indemnification, such person may petition a court for a determination of his or her indemnification rights, and that such person shall not be prejudiced by the Corporation's prior adverse determination in the matter. If the Indemnification Amendment is adopted, Article SEVENTH would provide that in the event of such a dispute, the burden of proving that an indemnified person failed to meet the standard of conduct required for indemnification shall be on the Corporation. The Board of Directors has approved amendments to the Indemnification Agreements referred to above in order to conform their provisions to those of Article SEVENTH, as amended and restated by the Indemnification Amendment.

  The Indemnification Amendment is intended to complement the indemnity and other protection available under applicable law, and to provide for indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the "Delaware Law"). Section 145 of the Delaware Law provides a detailed statutory framework covering indemnification of any person who has been, or is threatened to be, made a party to a legal proceeding by reason of his or her service on behalf of the Corporation. The Delaware Law mandates that indemnification shall be made to any such person who has been successful "on the merits" or "otherwise" with respect to the defense of such proceeding, but does not require indemnification in other circumstances. The Delaware Law further provides that a person shall not be indemnified by the Corporation in derivative suits for any loss or damage suffered by the Corporation on account of any action taken by the person as a director or officer of the Corporation, unless he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to a criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Furthermore, indemnification is not available in derivative actions if the indemnitee has been adjudged to be liable to the Corporation, unless the court in which such action is pending determines that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses that such court determines to be proper. Indemnification for expenses incurred in settling a derivative action is permitted. The Corporation may advance the expenses incurred in defending such a proceeding upon receipt from the indemnitee of an undertaking, or promise, to repay such sums in the event it is later determined that such indemnitee is not entitled to be indemnified.

  Section 145 of the Delaware Law provides that its provisions are not considered exclusive of any other rights to which persons seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

  On February 15, 1996, the Federal Deposit Insurance Corporation ("FDIC") published regulations, which become effective April 1, 1996, that would prohibit the Corporation from indemnifying, or agreeing to indemnify, any director, officer or employee against any civil money penalty or judgment resulting from an administrative or civil action by a federal banking agency, or any of the liability or legal expense with regard to such actions if they result in certain types of final order or settlements. The FDIC regulations would allow the Corporation to make reasonable indemnification payments to such persons during the course of such actions, provided the Board of Directors makes certain determinations and such persons agree to reimburse the Corporation for any indemnification payments that become impermissible as a result of the final outcome of the action, other than those for which the Corporation is reimbursed by insurance. The Indemnification Amendment provides that no indemnification may be made that is prohibited by applicable law or regulation, and that payment of expenses in advance of the final disposition of a proceeding may be made only upon delivery by the person to be indemnified of such repayment undertakings, and compliance with such other requirements, as applicable law or regulation may impose.

  The Board of Directors believes that the Indemnification Amendment serves the best interests of the Corporation and its stockholders by strengthening the Corporation's ability to attract and retain over time the services of knowledgeable and experienced persons to serve as directors, officers and key employees, who, through their efforts and expertise, can make a significant contribution to the success of the Corporation.

  At present, there is no litigation or proceeding, pending or threatened, involving an officer, director or employee of the Corporation, for which indemnification might be required or permitted under either the existing Article SEVENTH of the Certificate, any Indemnification Agreement or the proposed Indemnification Amendment.

                 MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE
             "FOR" THE APPROVAL OF THE INDEMNIFICATION AMENDMENT.

                           PROPOSALS OF STOCKHOLDERS

  All proposals of stockholders intended to be presented at the Corporation's 1997 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Corporation, at the address of the Corporation set forth on the first page of this Proxy Statement, before November 17, 1996, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy, in accordance with rules and regulations of the Securities and Exchange Commission.

                            INDEPENDENT ACCOUNTANTS

  On August 23, 1995, the Audit Committee of the Board of Directors of the Corporation selected KPMG Peat Marwick LLP to serve as independent accountants of the Corporation for its fiscal year which ended December 31, 1995. The Audit Committee has not yet selected independent accountants for the current fiscal year, which ends on December 31, 1996. The Audit Committee, according to its normal procedures, will make its recommendations to the Corporation's Board of Directors as to independent accountants later in the year, at which time the independent accountants for the current fiscal year will be selected.

  A representative of KPMG Peat Marwick LLP is expected to attend the 1996 Annual Meeting of Stockholders, with the opportunity to make a statement and respond to appropriate questions.

                                          By Order of the Board of Directors

                                          RICHARD H. SHEEHAN, JR.
                                          Secretary

March 14, 1996

                                                                      EXHIBIT A

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           CITY NATIONAL CORPORATION

                               ----------------

  FIRST. The name of the Corporation is

                           CITY NATIONAL CORPORATION

  This Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the Delaware General Corporation Law, and restates and further amends the Certificate of Incorporation filed by the Corporation with the Secretary of State of the State of Delaware on October 3, 1968, as heretofore amended.

  SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Without limiting in any manner the scope and generality of the foregoing, the Corporation shall have the following purposes and powers.

    (1) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon.

    The term "securities" as used in this Certificate of Incorporation shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificate of deposit for a security, fractional undivided interests in oil, gas, or other mineral rights, or, in general, any interests or instruments commonly known as "securities," or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

    (2) To make, establish and maintain investments in securities, and to supervise and manage such investments.

    (3) To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

    (4) To acquire by purchase or exchange, or by transfer to or by merger or consolidation with the Corporation or any corporation, firm, organization, association or other entity owned or controlled, directly or indirectly, by the Corporation, or to otherwise acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association or other entity, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation, or by any other lawful means.

    (5) To make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith.

    (6) To aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association or entity; to guarantee or, with or without recourse against any such corporation, firm, organization, association or entity, to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose.

    (7) To borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to incur indebtedness and to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any security interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired.

    (8) To render service, assistance, counsel and advice to, and to act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any corporation, firm, organization, association, or other entity.

    (9) To engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing, or agency business not prohibited by law, and any, some or all of the foregoing.

    (10) To become a joint venturer, or a partner, general or limited, in the exercise of any power, or for any corporate purpose.

  The purposes and powers specified in the foregoing paragraphs shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other paragraph in this Certificate of Incorporation, but the purposes and powers specified in each of the foregoing paragraphs of this Article shall be regarded as independent purposes and powers.

  The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of Delaware.

  FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Eighty Million (80,000,000) shares, of which Five Million (5,000,000) shares shall be shares of Preferred Stock of the par value of One Dollar ($1.00) per share (hereinafter called "Preferred Stock") and Seventy Five Million (75,000,000) shares shall be shares of Common Stock of the par value of One Dollar ($1.00) per share (hereinafter called "Common Stock"). Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

  The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

    (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

      (a) The designation of such series.

      (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative.

      (c) Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the time, prices and other terms and conditions of such redemption.

      (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

      (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates adjustment, and other terms and conditions of such conversion or exchange.

      (f) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him or her.

      (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

      (h) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

    (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

  FIFTH. The by-laws may be made, altered, amended or repealed by the Board of Directors. The books of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as from time to time may be designated by the Board of Directors.

  SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

  [THE FOLLOWING IS THE EXISTING TEXT OF ARTICLE SEVENTH, WHICH WILL BE REPLACED IF MEASURE 3, CAPTIONED ON THE PROXY CARD "AMENDMENT TO CERTIFICATE OF INCORPORATION: DIRECTOR INDEMNIFICATION," IS APPROVED BY THE STOCKHOLDERS. THE REPLACEMENT TEXT OF ARTICLE SEVENTH IS SET FORTH IMMEDIATELY AFTER THE FOLLOWING.]

  SEVENTH.

  (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

  (3) The Corporation may indemnify any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided by paragraphs 1 and 2 of this Article SEVENTH with respect to a person who is or was a director or officer of the Corporation.

  (4) Any indemnification under paragraphs 1, 2 and 3 of this Article SEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the by-laws of the Corporation) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

  (5) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

  (6) The indemnification and advancement of expenses provided, or granted pursuant to, the other paragraphs of this Article SEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or of any corporation a majority of the voting stock of which is owned by the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article SEVENTH or of the General Corporation Law of the State of Delaware.

  (8) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SEVENTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  [THE FOLLOWING ARTICLE SEVENTH WILL REPLACE EXISTING ARTICLE SEVENTH IF MEASURE 3, CAPTIONED ON THE PROXY CARD "AMENDMENT TO CERTIFICATE OF
  INCORPORATION: DIRECTOR INDEMNIFICATION," IS APPROVED BY THE
  STOCKHOLDERS.]

  SEVENTH. Each person who was or is a party, or is threatened to be made a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or in any capacity with respect to an employee benefit plan maintained or sponsored by the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under the Delaware General Corporation Law and not prohibited by other applicable law or regulation, as the same exists or may hereafter be amended, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the following paragraph, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware General Corporation Law or other applicable law or regulation so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise, and in compliance with any other requirements of the Delaware General Corporation Law or other applicable law or regulation. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

  If a claim under the preceding paragraph of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct required under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation law or other applicable law or regulation.

  EIGHTH. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware the meeting and vote of stockholders may be dispensed with if such action is taken with the written consent of the holders of not less than a majority of all the stock entitled to be voted upon such action if a meeting were held; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for such action, and provided that prompt notice is given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent. Election of directors need not be by ballot unless the by-laws so provide.

  [THE FOLLOWING ARTICLE NINTH WILL BE INSERTED INTO THE RESTATED
  CERTIFICATE OF INCORPORATION IF MEASURE 2, CAPTIONED ON THE PROXY CARD "AMENDMENT TO CERTIFICATE OF INCORPORATION: BOARD OF DIRECTORS," IS APPROVED BY THE STOCKHOLDERS.]

  NINTH. The number of directors which shall constitute the whole Board of Directors shall be not less than five nor more than fourteen, and the specific number of directors shall be determined by resolution of the Board of Directors. The Board is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting to be held in 1997, the directors first elected to Class II shall serve for a term ending at the annual meeting to be held in 1998, and the directors first elected to Class III shall serve for a term ending at the annual meeting to be held in 1999. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

  At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the director they succeed, unless, by reason of any intervening changes in the authorized number of directors the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

  Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.

  Any vacancy on the Board of Directors (whether by reason of an increase in the number of authorized directors or due to the death, resignation or removal of a director) may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director chosen to fill a vacancy shall hold office until the next election of the class of directors for which he shall have been chosen, and until his successor shall have been duly elected or qualified.

  TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

  ELEVENTH. Without the prior affirmative vote or written consent of the holders of 70% of the outstanding shares of the common stock of the corporation, voting separately as a class, and whether or not a vote of the stockholders is otherwise required in connection with the transaction, neither the corporation nor any of its majority-owned subsidiaries shall become party to any "Business Combination" to which any "Restricted Person," any "Affiliate" of a Restricted Person or any member of a group which is a Restricted Person is also a party. The provisions of this Article ELEVENTH shall not, however, apply to any Business Combination approved by the Board of Directors of the Corporation at any time which the person involved who theretofore was or thereafter became a Restricted Person was not such a Restricted Person.

  The affirmative vote required by this Article ELEVENTH is in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, this Certificate of Incorporation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock, or any agreement between the Corporation and any national securities exchange.

  No amendment, alteration or repeal of any provision of this Article ELEVENTH may be effected unless it is approved at a meeting of the Corporation's stockholders called for that purpose. Notwithstanding any other provision of this Certificate of Incorporation, there shall be required to amend, alter or repeal, directly or indirectly, any provision of this Article ELEVENTH the affirmative vote of the holders of 70% of the issued and outstanding shares of common stock of the Corporation, excluding all voting securities owned, directly or indirectly, by any Restricted Person or any Affiliate of a Restricted Person.

  As used in this Article ELEVENTH, the following terms have the following meanings:

    (a) A "Restricted Person" means any person, partnership, corporation or other entity (other than a trustee holding stock for the benefit of employees of the Corporation or its subsidiaries, or any one or more of them, pursuant to an employee benefit plan), or any group of persons, partnerships, corporations or other entities (other than such a trustee) who act together for the purpose of acquiring, holding or voting securities of the Corporation, which has (or, in the case of a group, the members of which in the aggregate have), during any period of 12 consecutive calendar months, directly or indirectly acquired shares of any class of the voting securities of the Corporation which aggregate more than 5% of the outstanding securities of such class. Any Restricted Person shall cease to be a Restricted Person for the purposes of this Article

  ELEVENTH at the end of the 24th calendar month following the most recent month in which such Restricted Person (or all members of a group which is a Restricted Person) directly or indirectly acquired any shares of any class of the voting securities of the Corporation which, together with all other shares of such class acquired by such person (or any member of such group) within such month and the immediately preceding 11 calendar months, aggregate more than 5% of the outstanding voting securities of such class. Any Restricted Person who so ceases to be a Restricted Person shall not thereafter again be deemed to be a Restricted Person unless such person, firm, corporation, other entity or group once again comes within the definition set forth in this Article ELEVENTH as a result of subsequent acquisitions of voting securities of the Corporation. In making the calculations provided for in this definition, shares shall not be counted as owned or acquired by any person, partnership, corporation, other entity or group if the transaction in which such shares were acquired was approved in advance by the affirmative vote of 66 2/3% of the directors of the Corporation then in office.

    (b) An "Affiliate" of a Restricted Person means any person, firm, corporation or other entity directly or indirectly controlling, controlled by, or under common control with such Restricted Person (or any member of a group which constitutes a Restricted Person).

    (c) A "Business Combination" means (i) the sale, exchange, lease, transfer or other disposition by the Corporation or any of its subsidiaries of all, substantially all, or any substantial part of its or their assets or businesses; (ii) the purchase, exchange, lease or other acquisition by the Corporation or any of its subsidiaries of all, substantially all, or any substantial part of the assets or business of any other person; (iii) a merger or consolidation to which the Corporation or any subsidiary is a party; (iv) any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) designed to decrease the number of holders of voting securities of the Corporation, if immediately thereafter any Restricted Person will be the owner of more than 35% of the outstanding voting securities of the Corporation of any class the number of holders of which is so decreased; or (v) the issuance to any Restricted Person, any member of a group which constitutes a Restricted Person or any Affiliate of a Restricted Person of voting securities of the Corporation or any subsidiary of the Corporation, any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing. No such transaction shall constitute a Business Combination, however, if it is approved in advance by the Board of Directors of the Corporation at a meeting called for the purpose by the affirmative votes of at least the number of directors which is one less than the entire authorized number of directors of the Corporation.

  TWELFTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                           CITY NATIONAL CORPORATION
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- APRIL 16, 1996
    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                  CORPORATION

  The undersigned hereby appoints RICHARD H. SHEEHAN, JR., with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION to be held at the offices of City National Bank, 400 N. Roxbury Drive, Beverly Hills, California, on April 16, 1996, at 4:30 P.M., and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:
 (1)ELECTION OF DIRECTORS
    [_] FOR all the nominees          [_] WITHHOLD AUTHORITY to
        listed below (except              vote for all nominees
        as marked to the                  listed below
        contrary below)
    George H. Benter, Jr., Richard L. Bloch, Mirion P. Bowers, M.D., Stuart D. Buchalter, Bram Goldsmith, Russell Goldsmith, Burton S. Horwitch, Charles
    E. Rickershauser, Jr., Edward Sanders, Andrea L. Van De Kamp, Kenneth
    Ziffren.

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

    ----------------------------------------------------------------------------
 (2)AMENDMENT TO CERTIFICATE OF INCORPORATION: BOARD OF DIRECTORS
    [_] FOR   [_] AGAINST   [_] ABSTAIN FROM
    Approval of the amendment and restatement of the City National Corporation Certificate of Incorporation to add Article NINTH providing for a classified Board of Directors, with staggered terms, consisting of a maximum of 14 and minimum of 5 directors.
 (3)AMENDMENT TO CERTIFICATE OF INCORPORATION: DIRECTOR INDEMNIFICATION
    [_] FOR   [_] AGAINST   [_] ABSTAIN FROM
    Approval of the amendment and restatement of the City National Corporation Certificate of Incorporation to revise Article SEVENTH relating to the indemnification of directors and officers by City National Corporation.
 (4)In their discretion, upon all other matters as may properly be brought before the meeting or any adjournments thereof.
                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

  THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS (1), (2) AND (3).

                                           Date _________________________, 1996

                                           ____________________________________
                                                       Signature(s)

                                           ____________________________________
                                                       Signature(s)

                                           Please sign as name(s) appear on
                                           stock certificate (as indicated
                                           hereon). Joint owners should both
                                           sign. If signed by an attorney,
                                           executor, guardian or in some other
                                           capacity or as officer of a
                                           corporation, please add title as
                                           such.

                                             STOCKHOLDERS ARE URGED TO SIGN,
                                           DATE AND RETURN THIS PROXY PROMPTLY
                                           TO CITY NATIONAL CORPORATION IN THE
                                                    ENVELOPE PROVIDED